UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Blvd., Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2007, Solar Thin Films, Inc. (the “Company”) entered into an Assignment and Assumption Agreement of Joint Venture Contract with Renewable Energy Solutions, Inc. (“RESI”), pursuant to which the Company agreed to transfer the sum of $500,000 on behalf of RESI to the Weihai BlueStar Photovoltaic Co. Ltd. (“BlueStar) in exchange for a 5% equity interest in BlueStar. RESI was previously assigned the right to acquire such interest by Terra Solar Global, Inc. (“Terra Solar”).

On January 31, 2007, the Company entered into an Agreement for the Plan and Sale of Equity Interest with Terra Solar, pursuant to which, the Company agreed to transfer the sum of $1,000,000 to Terra Solar in exchange for the acquisition of a 10% equity interest in BlueStar that was previously held by Terra Solar. Such transfer was approved by BlueStar. The agreement contemplated that the acquisition would be completed by February 15, 2008. As of the date of this filing, the acquisition is being reviewed by the board of directors of China Solar Energy Holdings Limited, the parent company of Terra Solar.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

10.1 - Assignment and Assumption Agreement of Joint Venture Contract
10.2 - Agreement for the Plan of Sale of Equity Interest

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: February 22, 2008	/s/ Peter Lewis
Name: Peter Lewis Title: Chief Executive Officer